Exhibit 99.1
FLEETCOR® Reports Fourth Quarter and Full Year 2022 Financial Results
All-time record revenues and adjusted net income

Atlanta — February 8, 2023 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its fourth quarter and year ended December 31, 2022.

“We reported better than expected results in the fourth quarter, with very favorable sales and retention trends exiting the year,” said Ron Clarke, Chairman and Chief Executive Officer, FLEETCOR Technologies, Inc. “Our full year 2022 financial performance was absolutely outstanding, with 21% revenue growth, and 22% adjusted earnings per share growth.1 Additionally, we made meaningful advances on our EV capabilities and are running hard at that big opportunity.”

Financial Results for Fourth Quarter of 2022:

GAAP Results
•Revenues increased 10% to $883.6 million in the fourth quarter of 2022, compared with $802.3 million in the fourth quarter of 2021.
•Net income was $225.3 million in the fourth quarter of 2022, compared with $225.0 million in the fourth quarter of 2021.
•Net income per diluted share increased 11% to $3.03 in the fourth quarter of 2022, compared with $2.74 per diluted share in the fourth quarter of 2021.

Non-GAAP Results1
•Adjusted net income1 decreased 2% to $300.2 million in the fourth quarter of 2022 compared with $304.9 million in the fourth quarter of 2021.
•Adjusted net income per diluted share1 increased 9% to $4.04 in the fourth quarter of 2022, compared with $3.72 per diluted share in the fourth quarter of 2021.

Financial Results for Full Year 2022:

GAAP Results
•Revenues increased 21% to $3,427.1 million in 2022, compared with $2,833.7 million in 2021.
•Net income increased 14% to $954.3 million in 2022, compared with $839.5 million in 2021.
•Net income per diluted share increased 24% to $12.42 in 2022, compared with $9.99 per diluted share in 2021.

Non-GAAP Results1
•Adjusted net income1 increased 11% to $1,236.7 million in 2022, compared with $1,109.8 million in 2021.
•Adjusted net income per diluted share1 increased 22% to $16.10 in 2022, compared with $13.21 in 2021.

“For the full year 2022, our results were terrific, with full year organic revenue growth of 13% and adjusted net income per share $0.85 ahead of our initial expectations,” said Alissa Vickery, Interim Chief Financial Officer, FLEETCOR Technologies, Inc. “Organic growth in every category was at our targeted levels and new sales of 21% provides a strong platform for growth into 2023.”1

Full Year 2023 Outlook:

“Our 2023 outlook is for the Company to deliver our targeted organic revenue growth of 9% to 11%, with EBITDA growing faster, and with sales growth of approximately 15%. Volumes and revenue should build throughout the year, as we continue to benefit from our growth investments, acquisitions and seasonality. We are working to manage expenses carefully and expect margins to improve throughout the year as higher revenues generate operating leverage and we realize synergies from recent acquisitions,” said Alissa Vickery, Interim Chief Financial Officer, FLEETCOR Technologies, Inc.

For full year 2023, FLEETCOR Technologies, Inc. financial guidance1 is as follows:

•Total revenues between $3,800 million and $3,850 million;
•GAAP net income between $983 million and $1,023 million;
•GAAP net income per diluted share between $13.15 and $13.65;
•Adjusted net income between $1,253 million and $1,293 million; and
•Adjusted net income per diluted share between $16.75 and $17.25.

FLEETCOR’s guidance assumptions for the full year are as follows:

•Weighted average U.S. fuel prices equal to $4.00 per gallon;
•Market spreads flat with the 2022 average;
•Foreign exchange rates equal to the month average of January 2023;
•Interest expense between $312 million and $332 million, using the treasury curve from February 1, 2023;
•Approximately 75 million fully diluted shares outstanding;
•A tax rate of approximately 26% to 27%; and
•No impact related to acquisitions not already closed.

First Quarter of 2023 Outlook:

The Company currently expects first quarter revenues between $875 million and $890 million, and adjusted net income per diluted share between $3.55 and $3.75. Significantly higher interest rates on our floating rate debt are a headwind to net income in the first quarter of 2023. Furthermore, the Company has historically experienced seasonality in the first quarter, causing it to be the lowest in terms of both revenues and net income for the year; as certain businesses such as fuel, lodging and tolls tend to have lighter first quarters due to weather and holidays.

Interest Rate Swaps and Share Repurchases:

In January 2023, the Company entered into $1.5 billion of incremental interest rate swaps, with an average term of three years, to reduce the variability of interest payments on our floating rate debt. Additionally, in February 2023, the Company executed $500 million of U.S. dollar to euro denominated cross-currency swaps to benefit from lower euro interest rates. The combination of these swaps, along with existing swaps, helps to manage interest rate risk on approximately 47% of floating rate debt in our Credit Facility for 2023. Additionally, given the continued significant share price dislocation, the Company repurchased approximately 0.6 million shares in the fourth quarter of 2022, for a total of 6.2 million shares for $1.4 billion in 2022.

Conference Call:

The Company will host a conference call to discuss fourth quarter and full year 2022 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Alissa Vickery, interim chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live via webcast from the Company's investor relations website at http://investor.fleetcor.com. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 10174535. The replay will be available until Tuesday, February 15, 2023. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as regulatory measures, voluntary actions, or changes in consumer preferences, that impact our transaction volume, including social distancing, shelter-in-place, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to contain and mitigate the spread of the coronavirus (including any variants thereof, “COVID-19”) or new outbreaks thereof, including in China; the impact of vaccine mandates on our workforce in certain jurisdictions; adverse changes or volatility in fuel prices and spreads and the current inflationary environment; adverse changes in program fees or charges we may collect, whether through legal, regulatory or contractual changes; adverse outcomes with respect to current and future legal proceedings or investigations, including without limitation, the FTC lawsuit, or actions of governmental, regulatory or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; delays or failures associated with implication of, or adaption to, new technology, changes in credit risk of customers and associated losses; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to complete, or delays in completing, acquisitions, new partnerships or customer arrangements; and to successfully integrate or otherwise achieve anticipated benefits from such acquisitions, partnerships, and customer arrangements; failure to successfully expand and manage our business internationally; and other risks related to our international operations, including the impact of the conflict between Russia and Ukraine on our business and operations, the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union; the impact of foreign exchange rates on operations, revenues and income; and the failure or compromise of our data centers and other information technology assets; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the three and six months ended June 30, 2022, respectively, filed with the Securities and Exchange Commission (“SEC”) and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access FLEETCOR’s SEC filings for free by visiting the SEC web site at www.sec.gov.

About Non-GAAP Financial Measures:

This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash share based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including the impact of discrete tax items, impairment charges, asset write-offs, restructuring and related costs, loss on extinguishment of debt, and legal settlements and regulatory related legal fees. We adjust net income for the tax effect of non-tax items using our effective income tax rate, exclusive of discrete tax items. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.

Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, the impact of discrete tax items, impairment charges, asset write-offs, restructuring and related costs, losses on extinguishment of debt, and legal settlements and regulatory related legal fees do not necessarily reflect how our business is performing. We adjust net income for the tax effect of each of these non-tax items using the effective tax rate during the period, exclusive of discrete tax items.

Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of FLEETCOR.

Management uses adjusted net income, adjusted net income per diluted share and organic revenue growth:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About FLEETCOR®

FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that helps businesses spend less by providing innovative solutions that enable and control expense-related purchasing and payment processes. The FLEETCOR portfolio of brands automate, secure, digitize and manage payment transactions on behalf of businesses across more than 150 countries in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

__________________________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
	(Unaudited)	(Unaudited)		(Unaudited)

Revenues, net	$883,610	$802,255	10%	$3,427,129	$2,833,736	21%
Expenses:
Processing	201,610	171,533	18%	764,707	559,819	37%
Selling	78,864	75,607	4%	309,082	262,118	18%
General and administrative	143,873	140,675	2%	584,135	485,830	20%
Depreciation and amortization	89,793	75,013	20%	322,282	284,197	13%
Other operating, net	200	(865)	NM	282	(784)	NM
Total operating expense	514,340	461,963	11%	1,980,488	1,591,180	24%
Operating income	369,270	340,292	9%	1,446,641	1,242,556	16%
Other expenses:
Investment loss (gain)	863	—	NM	1,382	(9)	NM
Other (income) expense, net	(3,184)	175	NM	3,003	3,858	NM
Interest expense, net	74,152	27,666	168%	164,662	113,705	45%
Loss on extinguishment of debt	—	9,964	NM	1,934	16,194	NM
Total other expense	71,831	37,805	90%	170,981	133,748	28%
Income before income taxes	297,439	302,487	(2)%	1,275,660	1,108,808	15%
Provision for income taxes	72,120	77,483	(7)%	321,333	269,311	19%
Net income	$225,319	$225,004	—%	$954,327	$839,497	14%
Basic earnings per share	$3.07	$2.80	9%	$12.62	$10.23	23%
Diluted earnings per share	$3.03	$2.74	11%	$12.42	$9.99	24%
Weighted average shares outstanding:
Basic shares	73,484	80,228		75,598	82,060
Diluted shares	74,246	81,981		76,862	84,061

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	December 31, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,435,163	$1,520,027
Restricted cash	854,017	730,668
Accounts and other receivables (less allowance)	2,064,745	1,793,274
Securitized accounts receivable — restricted for securitization investors	1,287,000	1,118,000
Prepaid expenses and other current assets	469,147	326,079
Total current assets	6,110,072	5,488,048
Property and equipment, net	294,692	236,294
Goodwill	5,201,435	5,078,978
Other intangibles, net	2,130,974	2,335,385
Investments	74,281	52,016
Other assets	281,726	213,932
Total assets	$14,093,180	$13,404,653
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,568,942	$1,406,350
Accrued expenses	351,936	369,054
Customer deposits	1,505,004	1,788,705
Securitization facility	1,287,000	1,118,000
Current portion of notes payable and lines of credit	1,027,056	399,628
Other current liabilities	303,517	208,614
Total current liabilities	6,043,455	5,290,351
Notes payable and other obligations, less current portion	4,722,838	4,460,039
Deferred income taxes	531,385	566,291
Other noncurrent liabilities	254,009	221,392
Total noncurrent liabilities	5,508,232	5,247,722
Commitments and contingencies
Stockholders’ equity:
Common stock	128	127
Additional paid-in capital	3,049,570	2,878,751
Retained earnings	7,210,769	6,256,442
Accumulated other comprehensive loss	(1,509,650)	(1,464,616)
Treasury stock	(6,209,324)	(4,804,124)
Total stockholders’ equity	2,541,493	2,866,580
Total liabilities and stockholders’ equity	$14,093,180	$13,404,653

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2022	2021
	(Unaudited)
Operating activities
Net income	$954,327	$839,497
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	92,010	75,571
Stock-based compensation	121,416	80,071
Provision for credit losses on accounts and other receivables	131,096	37,919
Amortization of deferred financing costs and discounts	7,748	6,831
Amortization of intangible assets and premium on receivables	230,272	208,625
Loss on extinguishment of debt	1,934	16,194
Deferred income taxes	(33,174)	11,026
Investment loss (gain)	1,382	(9)
Other non-cash operating expense (income), net	282	(784)
Changes in operating assets and liabilities (net of acquisitions):
Accounts and other receivables	(598,674)	(731,137)
Prepaid expenses and other current assets	(17,543)	141,058
Derivative assets and liabilities, net	(11,260)	(15,360)
Other assets	(41,068)	47,055
Accounts payable, accrued expenses and customer deposits	(83,951)	480,506
Net cash provided by operating activities	754,797	1,197,063
Investing activities
Acquisitions, net of cash acquired	(216,917)	(602,120)
Purchases of property and equipment	(151,428)	(111,530)
Other	—	(2,281)
Net cash used in investing activities	(368,345)	(715,931)
Financing activities
Proceeds from issuance of common stock	49,404	48,781
Repurchase of common stock	(1,405,200)	(1,355,722)
Borrowings on securitization facility, net	169,000	418,000
Deferred financing costs paid and debt discount	(10,355)	(38,920)
Proceeds from issuance of notes payable	3,000,000	1,900,000
Principal payments on notes payable	(2,824,000)	(507,500)
Borrowings from revolver	7,236,000	1,910,000
Payments on revolver	(6,526,000)	(1,978,851)
Borrowings (payments) on swing line of credit, net	194	(51,049)
Other	(271)	(811)
Net cash (used in) provided by financing activities	(311,228)	343,928
Effect of foreign currency exchange rates on cash	(36,739)	(50,984)
Net increase in cash and cash equivalents and restricted cash	38,485	774,076
Cash and cash equivalents and restricted cash, beginning of year	2,250,695	1,476,619
Cash and cash equivalents and restricted cash, end of year	$2,289,180	$2,250,695
Supplemental cash flow information
Cash paid for interest, net	$229,641	$132,504
Cash paid for income taxes, net	$358,231	$229,721

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$225,319	$225,004	$954,327	$839,497

Stock based compensation	20,588	27,986	121,416	80,071
Amortization[1]	66,648	56,974	238,020	215,456
Loss on extinguishment of debt	—	9,964	1,934	16,194
Integration and deal related costs	4,824	12,501	18,895	30,632
Restructuring and related costs (subsidies)	5,420	(181)	6,690	(2,112)
Legal settlements/litigation	1,366	152	6,051	5,772
Total pre-tax adjustments	98,846	107,396	393,006	346,013
Income taxes[2]	(23,967)	(27,510)	(110,634)	(75,703)
Adjusted net income	$300,198	$304,890	$1,236,699	$1,109,807
Adjusted net income per diluted share	$4.04	$3.72	$16.10	$13.21
Diluted shares	74,246	81,981	76,862	84,061

[1]Includes amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Includes $9.0 million adjustment for tax benefit of certain income determined to be permanently invested in 2Q 2022.
* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Solution and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by solution.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended December 31,				Three Months Ended December 31,
	2022	2021	Change	% Change	2022	2021	Change	% Change
FUEL
'- Revenues, net	$351.1	$316.4	$34.7	11%	$323.7	$318.1	$5.6	2%
'- Transactions	119.7	116.4	3.3	3%	119.7	117.9	1.8	2%
'- Revenues, net per transaction	$2.93	$2.72	$0.22	8%	$2.70	$2.70	$0.01	—%
CORPORATE PAYMENTS
'- Revenues, net	$202.0	$174.5	$27.5	16%	$210.3	$174.9	$35.4	20%
'- Spend volume	$29,986	$25,665	$4,322	17%	$29,986	$25,665	$4,322	17%
'- Revenues, net per spend $	0.67%	0.68%	(0.01)%	(1)%	0.70%	0.68%	0.02%	3%
TOLLS
'- Revenues, net	$97.5	$86.7	$10.8	12%	$91.9	$86.7	$5.2	6%
- Tags (average monthly)	6.3	6.1	0.2	4%	6.3	6.1	0.2	4%
'- Revenues, net per tag	$15.41	$14.22	$1.19	8%	$14.52	$14.22	$0.30	2%
LODGING
'- Revenues, net	$119.1	$103.1	$16.0	15%	$119.8	$105.5	$14.3	14%
'- Room nights	9.0	8.9	—	—%	9.0	9.0	(0.1)	(1)%
'- Revenues, net per room night	$13.28	$11.53	$1.76	15%	$13.36	$11.68	$1.68	14%
GIFT
'- Revenues, net	$47.4	$55.1	$(7.8)	(14)%	$49.3	$55.1	$(5.9)	(11)%
'- Transactions	362.7	379.9	(17.2)	(5)%	362.7	379.9	(17.2)	(5)%
'- Revenues, net per transaction	$0.13	$0.15	$(0.01)	(10)%	$0.14	$0.15	$(0.01)	(6)%
OTHER[1]
'- Revenues, net	$66.5	$66.4	$0.1	—%	$68.7	$66.4	$2.3	3%
'- Transactions	10.8	9.0	1.8	20%	10.8	9.0	1.8	20%
'- Revenues, net per transaction	$6.16	$7.37	$(1.21)	(16)%	$6.36	$7.37	$(1.01)	(14)%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$883.6	$802.3	$81.4	10%	$863.6	$806.7	$56.9	7%

[1] Other includes telematics, maintenance, food, payroll card and transportation related businesses.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by solution and metrics, non-GAAP measures, to the GAAP equivalent.
* Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Solution
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended December 31,				Year Ended December 31,
	2022	%	2021	%	2022	%	2021	%
US	$536	61%	$514	64%	$2,094	61%	$1,785	63%
Brazil	119	13%	106	13%	442	13%	368	13%
UK	85	10%	81	10%	363	11%	322	11%
Other	143	16%	102	13%	528	15%	359	13%
Consolidated Revenues, net	$884	100%	$802	100%	$3,427	100%	$2,834	100%

*Columns may not calculate due to rounding.

Revenue by Solution*	Three Months Ended December 31,				Year ended Ended December 31,
	2022	%	2021	%	2022	%	2021	%
Fuel	$351	40%	$316	39%	$1,378	40%	$1,180	42%
Corporate Payments	202	23%	175	22%	772	23%	600	21%
Tolls	97	11%	87	11%	362	11%	306	11%
Lodging	119	13%	103	13%	457	13%	310	11%
Gift	47	5%	55	7%	195	6%	179	6%
Other	67	8%	66	8%	263	8%	259	9%
Consolidated Revenues, net	$884	100%	$802	100%	$3,427	100%	$2,834	100%
*Columns may not calculate due to rounding.

Exhibit 4
Segment Results
(In thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2022[1]	2021	% Change	2022[1]	2021	% Change
Revenues, net:
Fleet	$380,776	$348,883	9%	$1,504,933	$1,320,141	14%
Corporate Payments	202,026	174,525	16%	772,434	599,991	29%
Lodging	119,074	103,121	15%	456,511	309,619	47%
Brazil	119,297	105,600	13%	442,242	368,080	20%
Other[2]	62,437	70,126	(11)%	251,009	235,905	6%
	$883,610	$802,255	10%	$3,427,129	$2,833,736	21%
Operating income:
Fleet	$180,766	$168,859	7%	$727,999	$670,265	9%
Corporate Payments	61,666	51,056	21%	255,401	197,582	29%
Lodging	56,835	50,172	13%	218,637	148,973	47%
Brazil	51,064	48,766	5%	174,655	154,265	13%
Other[2]	18,939	21,439	(12)%	69,949	71,471	(2)%
	$369,270	$340,292	9%	$1,446,641	$1,242,556	16%
Depreciation and amortization:
Fleet	$35,588	$35,557	—%	$140,118	$144,974	(3)%
Corporate Payments	25,386	16,579	53%	74,322	53,658	39%
Lodging	11,036	8,793	26%	42,366	26,478	60%
Brazil	15,476	11,929	30%	56,641	50,020	13%
Other[2]	2,307	2,155	7%	8,835	9,067	(3)%
	$89,793	$75,013	20%	$322,282	$284,197	13%
Capital expenditures:
Fleet	$21,079	$20,795	1%	$76,276	$62,620	22%
Corporate Payments	8,556	4,542	88%	24,154	13,696	76%
Lodging	3,502	1,185	196%	10,570	4,604	130%
Brazil	9,137	8,851	3%	32,008	24,431	31%
Other[2]	1,523	1,702	(11)%	8,420	6,179	36%
	$43,797	$37,075	18%	$151,428	$111,530	36%

[1]Results from Levarti acquired in the first quarter of 2022 and Roomex acquired in the fourth quarter of 2022 are reported in our Lodging segment. Results from Accrualify and Plugsurfing acquired in the third quarter of 2022 are reported in our Corporate Payments and Fleet segments, respectively.

[2]Other includes gift and payroll card components.
* In the second quarter of 2022, in order to align with recent changes in the organizational structure and management reporting, the Company has recast its segments into Fleet, Corporate Payments, Lodging, Brazil and Other. The presentation of segment information has been recast for the prior periods to align with segment presentation for the three months and year ended December 31, 2022.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Solution to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended December 31,		Three Months Ended December 31,
	2022*	2021*	2022*	2021*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$323.7	$318.1	119.7	117.9
Impact of acquisitions/dispositions	—	(1.7)	—	(1.5)
Impact of fuel prices/spread	32.5	—	—	—
Impact of foreign exchange rates	(5.1)	—	—	—
As reported	$351.1	$316.4	119.7	116.4
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$210.3	$174.9	$29,986	$25,665
Impact of acquisitions/dispositions	—	(0.4)	—	—
Impact of fuel prices/spread	0.3	—	—	—
Impact of foreign exchange rates	(8.6)	—	—	—
As reported	$202.0	$174.5	$29,986	$25,665
TOLLS - TAGS
Pro forma and macro adjusted	$91.9	$86.7	6.3	6.1
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	5.6	—	—	—
As reported	$97.5	$86.7	6.3	6.1
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$119.8	$105.5	9.0	9.0
Impact of acquisitions/dispositions	—	(2.3)	—	(0.1)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.7)	—	—	—
As reported	$119.1	$103.1	9.0	8.9
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$49.3	$55.1	362.7	379.9
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(1.9)	—	—	—
As reported	$47.4	$55.1	362.7	379.9
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$68.7	$66.4	10.8	9.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(2.1)	—	—	—
As reported	$66.5	$66.4	10.8	9.0

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$863.6	$806.7	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(4.5)
Impact of fuel prices/spread[2]	32.8	—
Impact of foreign exchange rates[2]	(12.8)	—
As reported	$883.6	$802.3

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food, payroll card and transportation related businesses.
[2] Revenues reflect an estimated $19 million positive impact from fuel prices and approximately $14 million positive impact from fuel price spreads, partially offset by the negative impact of movements in foreign exchange rates of approximately $13 million.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles first quarter 2023 and full year 2023 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	Q1 2023 GUIDANCE
	Low*	High*
Net income	195	210
Net income per diluted share	$2.60	$2.80

Stock based compensation	36	36
Amortization	59	59
Other	4	4
Total pre-tax adjustments	99	99

Income taxes	(27)	(27)
Adjusted net income	$267	$282
Adjusted net income per diluted share	$3.55	$3.75

Diluted shares	75	75

	2023 GUIDANCE
	Low*	High*
Net income	983	1,023
Net income per diluted share	$13.15	$13.65

Stock based compensation	121	121
Amortization	231	231
Other	15	15
Total pre-tax adjustments	367	367

Income taxes	(97)	(97)
Adjusted net income	$1,253	$1,293
Adjusted net income per diluted share	$16.75	$17.25

Diluted shares	75	75

* Columns may not calculate due to rounding.